AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2003

                                                      REGISTRATION NO. 333-98289


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ____________________

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                              ADZONE RESEARCH, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                                   88-0420405
                                (I.R.S. Employer
                               Identification No.)

                      4062-80 GRUMMAN BOULEVARD, SUITE 201
                           CALVERTON, NEW YORK  11933
          (Address of Principal Executive Offices, Including Zip Code)
                              ____________________

                 2002 Non-Qualified Stock Award and Option Plan
                              Consulting Agreement
                            (Full Title of the Plan)

                              ____________________

                                 Charles Cardona
                      4062-80 Grumman Boulevard, Suite 201
                           Calverton, New York  11933
                                 (631) 369-1100
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:

                             Brian A. Lebrecht, Esq.
                            The Lebrecht Group, APLC
                        22342 Avenida Empresa, Suite 220
                    Rancho Santa Margarita, California 92688
                                 (949) 635-1240


                                  CALCULATION  OF  REGISTRATION  FEE


Title of Securities.  Amount to be    Proposed Maximum           Proposed Maximum            Amount of
to be Registered . .  Registered      Offering Price per Share   Aggregate Offering Price    Registration Fee
--------------------  --------------  -------------------------  --------------------------  ----------------

Common Stock,
par value $0.001. . . 14,800,000 (2)      $     0.08 (1)             $1,184,000                  $108.93
Common Stock,
par value $0.001. . .  2,300,000 (3)(4)   $     0.08 (1)             $  184,000                  $ 16.93
--------------------  --------------  -------------------------  --------------------------  ----------------

TOTALS. . . . . . . . 17,100,000                                     $1,368,000                  $125.86 (5)

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average of the closing bid and ask price as reported by the NASDAQ Over-The-Counter Bulletin Board on August 7, 2002.

(2) The securities to be registered represent shares of Common Stock reserved for issuance under the 2002 Non-Qualified Stock Award and Option Plan (the "Plan"). Pursuant to Rule 416, shares of Common Stock of the Company issuable pursuant to the exercise of awards granted or to be granted under the Plan in order to prevent dilution resulting from any future stock split, stock dividend, or similar transaction, are also being registered hereunder. Of this amount, 7,300,000 shares were previously registered on Form S-8 dated August 8, 2002 and filed with the SEC on August 16, 2002, as amended on Form S-8 dated December 3, 2002 and filed with the SEC on December 9, 2002.

(3)  Represents  shares  of  common  stock  to  be  issued  to  consultants.

(4) Represents shares previously registered on Form S-8 dated August 8, 2002 and filed with the Securities and Exchange Commission on August 16, 2002, which have all been issued.

(5)  Of  the  Registration  Fees,  $70.66  was  previously  paid.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.     PLAN  INFORMATION.*

ITEM  2.     REGISTRANT  INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

     The Registrant is filing this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 previously filed on August 16, 2002, as amended in Post-Effective Amendment No. 1 filed on December 9, 2002, to reflect an increase in the number of shares in the Plan. The 2,300,000 shares previously registered to be issued to consultants have all been issued.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

     (i) The Registrant's Annual Report on Form 10-KSB/A for the year ended March 31, 2002 filed with the Commission on July 17, 2002.

    (ii) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2002 filed with the Commission on February 19, 2003.

   (iii) All other reports and documents previously and subsequently filed by the Registrant before and after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

     The Company's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.001.

     The holders of Common Stock are entitled to one vote for each share held of record on all matters on which the holders of Common Stock are entitled to vote. Cumulative voting is not permitted in any election of directors.

     The holders of Common Stock are entitled to receive, ratably, dividends when, as and if declared by the Board of Directors out of funds legally available therefore. The current policy of the Board of Directors, however, is to retain earnings, if any, for the operation and expansion of the Company's business.

     Upon liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution, after payment of or provision for all debts and liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock.

     The holders of Common Stock do not have preemptive, subscription, redemption or conversion rights under the Company's Articles of Incorporation, as amended. There are no redemption or sinking fund provisions applicable to the Common Stock. The outstanding shares of Common Stock are fully paid and nonassessable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by The Lebrecht Group, APLC, counsel to the Company.

     Mr. Brian A. Lebrecht, principal of The Lebrecht Group, APLC, does not own any of the Company's Common Stock or any other equity interest.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Our Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify any and all persons whom the corporation shall have the power to indemnify under said Section from and against any and all expenses, liabilities or other matters referred to or covered by Section 145. Our Certificate of Incorporation further provides that such indemnification shall not be deemed exclusive of any other rights to which those indemnified under Section 145 may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and in other capacities while holding such office. Under our charter, the above indemnification continues after a person has ceased to be a director, officer, employee or agent and inures to the benefit of his or her heirs, executors and administrators.

     Section 145(a) of the General Corporation Law provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if the person to be indemnified acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he or she must not have had reasonable cause to believe his or her conduct was unlawful.

     Section 145(b) of the General Corporation Law provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the corporation.

     Section 145(g) of the General Corporation Law provides in general that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him or her or incurred by such person in any capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the law.

     Section 102(b) of the General Corporation Law permits a Delaware cor-poration, by so providing in its Certificate of Incorporation, to eliminate or limit the personal liability of a director to the corporation for damages arising out of certain alleged breaches of the director's duties to the corporation. Our Certificate of Incorporation eliminates personal liability of our directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

     The General Corporation Law, however, provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful purchase or redemption of its capital stock, or
(iv) for any transaction from which the director derived an improper personal benefit.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.     EXHIBITS

     3.1(1)  Certificate  of  Incorporation,  as  amended,  of the Registrant

     3.2(1)  By-laws  of  the  Registrant

     5.1     Opinion  of  The  Lebrecht  Group,  APLC

     10.1(2) AdZone  Research,  Inc. 2002 Non-Qualified Stock Award  and  Option
             Plan

     10.2(2) Form  of  Stock  Option  Agreement

     10.3 First Amendment to Adzone Research, Inc. 2002 Non-Qualified Stock Award and Option Plan

     10.4 Second Amendment to Adzone Research, Inc. 2002 Non-Qualified Stock Award and Option Plan

     23.1    Consent  of  The  Lebrecht  Group, APLC (included in Exhibit 5.1).

     23.2    Consent  of  S.W.  Hatfield,  C.P.A.
___________________
(1) Incorporated by reference from Registrant's Registration Statement on Form 10-SB filed on December 30, 1999.

(2) Incorporated by reference from Registrant's Registration Statement on Form S-8 filed on August 16, 2002.

ITEM  9.     UNDERTAKINGS.

     (a)  The  undersigned  Registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;


              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
                    (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securi-ties Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Riverhead, State of New York, on March 7, 2003.


                                            AdZone  Research,  Inc.


                                            /s/  Charles  Cardona
                                            -----------------------------------
                                            By:   Charles  Cardona
                                            Its:   Chief  Executive  Officer
                                                   and Chief Accounting Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



/s/  Charles  Cardona                         Chairman  of  the  Board
------------------------
Charles  Cardona


/s/  John  Cardona                            Director
------------------------
John  Cardona


/s/  Warren  Hamburger                        Director
------------------------
Warren  Hamburger


/s/  Russell  Ivy                             Director
------------------------
Russell  Ivy